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                                                                    EXHIBIT 23.6

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of Workflow Management, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the distribution by U.S. Office Products Company, the sole shareholder of the Company, of shares of common stock, par value $.001, of the Company.

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                                               /s/ JONATHAN J. LEDECKY
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Dated: March 6, 1998                           Jonathan J. Ledecky
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